                                                                     EXHIBIT 2.1
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                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           JOSTRA BENTLEY CORPORATION
                               JOSTRA BENTLEY INC.

                                       AND

                            EDWARDS LIFESCIENCES LLC
                        EDWARDS LIFESCIENCES CORPORATION

                           Dated as of August 30, 2000




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                               TABLE OF CONTENTS

1.   DEFINITIONS..................................................................................................1
2.   BASIC TRANSACTION............................................................................................8
      (a) PURCHASE AND SALE OF ASSETS.............................................................................8
      (b) NON-ASSUMPTION OF LIABILITIES...........................................................................9
      (c) PURCHASE PRICE..........................................................................................9
      (d) ADJUSTMENTS TO FIXED ASSETS AND INVENTORY; INVENTORY PAYMENTS ADJUSTMENT...............................10
      (e) THE CLOSING............................................................................................10
      (f) DELIVERIES AT THE CLOSING..............................................................................10
      (g) EFFECTIVE TIME.........................................................................................10
3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER................................................................11
      (a) ORGANIZATION OF THE SELLER.............................................................................11
      (b) AUTHORIZATION OF TRANSACTION...........................................................................11
      (c) NONCONTRAVENTION.......................................................................................11
      (d) BROKERS' FEES..........................................................................................12
      (e) TITLE TO ASSETS; SUFFICIENCY OF ASSETS.................................................................12
      (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.......................................................12
      (g) LEGAL COMPLIANCE.......................................................................................13
      (h) TAX MATTERS............................................................................................13
      (i) [RESERVED].............................................................................................13
      (j) INTELLECTUAL PROPERTY..................................................................................13
      (k) TANGIBLE ASSETS........................................................................................15
      (l) INVENTORY..............................................................................................15
      (m) CONTRACTS..............................................................................................15
      (n) [RESERVED].............................................................................................17
      (o) INSURANCE..............................................................................................17
      (p) LITIGATION.............................................................................................17
      (q) PRODUCT WARRANTY.......................................................................................17
      (r) PRODUCT LIABILITY......................................................................................17
      (s) EMPLOYEES..............................................................................................17
      (t) EMPLOYEE BENEFITS......................................................................................18
      (u) [RESERVED].............................................................................................19
      (v) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS..............................................................19
      (w) YEAR 2000..............................................................................................19
      (x) DISCLOSURE.............................................................................................20
4.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................................20
      (a) ORGANIZATION OF THE BUYER..............................................................................20
      (b) AUTHORIZATION OF TRANSACTION...........................................................................20
      (c) NONCONTRAVENTION.......................................................................................20
      (d) BROKERS' FEES..........................................................................................20
      (e) FUNDING................................................................................................20
      (f) DISCLOSURE.............................................................................................20
5.   PRE-CLOSING COVENANTS.......................................................................................21
      (a) GENERAL................................................................................................21
      (b) NOTICES AND CONSENTS...................................................................................21
      (c) OPERATION OF THE BUSINESS..............................................................................21
      (d) PRESERVATION OF BUSINESS...............................................................................21
      (e) FULL ACCESS............................................................................................21
      (f) NOTICE OF DEVELOPMENTS.................................................................................21
      (g) EXCLUSIVITY............................................................................................21
      (h) LEASED PROPERTY........................................................................................21
      (i) LANDLORD CONSENTS......................................................................................22

                                       i
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      (j) STOCK-TAKING...........................................................................................22
      (k) NEW GRANT OF TAX EXEMPTION.............................................................................22
      (l) DELIVERY OF CONTRACTS..................................................................................22
      (m) IRVINE LEASE...........................................................................................22
      (n) ECO CONTRACT...........................................................................................22
      (o) [INTENTIONALLY OMITTED]................................................................................22
      (p) EVERGREEN AGREEMENT....................................................................................23
      (q) TERRITORIES............................................................................................23
      (r) BAXTER CONSENT AGREEMENT...............................................................................23
      (s) PRICING DILIGENCE......................................................................................23
6.   POST-CLOSING COVENANTS......................................................................................23
      (a) GENERAL................................................................................................23
      (b) LITIGATION SUPPORT.....................................................................................23
      (c) TRANSITION.............................................................................................23
      (d) CONFIDENTIALITY........................................................................................24
      (e) COVENANT NOT TO COMPETE................................................................................24
      (f) MACCHI BUSINESS........................................................................................24
      (g) BENTLEY................................................................................................25
      (h) NEW PUERTO RICO LEASE AND NEW GRANT OF TAX EXEMPTION...................................................25
      (i) [RESERVED].............................................................................................25
      (j) NON-SOLICITATION OF EMPLOYEES..........................................................................25
      (k) METAPLUS AGREEMENT.....................................................................................25
      (l) ECO CONTRACT...........................................................................................25
      (m) IRVINE LEASE...........................................................................................25
      (n) BAXTER CONSENT AGREEMENT...............................................................................25
      (o) TENDER CONTRACTS.......................................................................................25
7.   ADDITIONAL AGREEMENTS.......................................................................................25
      (a) EMPLOYEE MATTERS.......................................................................................25
      (b) RELOCATION OF ACQUIRED ASSETS..........................................................................28
      (c) NEGOTIATION OF PLEXUS AND MEMBRANA AGREEMENTS..........................................................28
      (d) WARN...................................................................................................28
      (e) MISTAKE................................................................................................29
      (f) GERMAN OPERATIONS......................................................................................29
      (g) SHARED AGREEMENTS......................................................................................29
      (h) TITLE TO INTELLECTUAL PROPERTY.........................................................................29
      (i) SALES OF CANNULAE......................................................................................30
      (j) LICENSE-BACK TO THE SELLER OF THE SHARED INTELLECTUAL PROPERTY.........................................30
      (k) REMOVAL OF INVENTORY...................................................................................30
8.   Conditions to Obligation to Close...........................................................................31
      (a) CONDITIONS TO OBLIGATION OF THE BUYER..................................................................31
      (b) CONDITIONS TO OBLIGATION OF THE SELLER.................................................................32
9.   REMEDIES FOR BREACHES OF THIS AGREEMENT.....................................................................33
      (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................33
      (b) INDEMNIFICATION........................................................................................33
      (c) INDEMNIFICATION PROCEDURE..............................................................................35
      (d) PAYMENT................................................................................................36
      (e) DETERMINATION OF LOSSES................................................................................36
      (f) EXCLUSIVE REMEDY.......................................................................................36
10.  TERMINATION.................................................................................................37
      (a) TERMINATION OF AGREEMENT...............................................................................37
      (b) EFFECT OF TERMINATION..................................................................................37
      (c) DEPOSIT................................................................................................37
11.  MISCELLANEOUS...............................................................................................37

                                       ii

      (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS................................................................37
      (b) NO THIRD-PARTY BENEFICIARIES...........................................................................38
      (c) ENTIRE AGREEMENT.......................................................................................38
      (d) SUCCESSION AND ASSIGNMENT..............................................................................38
      (e) COUNTERPARTS; FACSIMILE SIGNATURES.....................................................................38
      (f) HEADINGS...............................................................................................38
      (g) NOTICES................................................................................................38
      (h) GOVERNING LAW..........................................................................................39
      (i) AMENDMENTS AND WAIVERS.................................................................................39
      (j) SEVERABILITY...........................................................................................39
      (k) EXPENSES...............................................................................................39
      (l) CONSTRUCTION...........................................................................................39
      (m) INCORPORATION OF EXHIBITS AND SCHEDULES................................................................39
      (n) SPECIFIC PERFORMANCE...................................................................................39
      (o) ARBITRATION............................................................................................40
      (p) BULK TRANSFER LAWS.....................................................................................41
      (q) ATTORNEYS' FEES........................................................................................41




Exhibits

Exhibit 1--Form of Agency Agreement for Tender Contracts
Exhibit 2__Form of Bentley License Agreement
Exhibit 3--Form of CPP Supply and Distribution Agreement
Exhibit 4--Form of Edwards Supply Agreement
Exhibit 5--Form of Intellectual Property Assignment Agreement
Exhibit 6--Form of Non-Exclusive License and Supply Agreement
Exhibit 7--Form of Perfusion Supply Agreement
Exhibit 8--Form of Promissory Note
Exhibit 9--Form of Software License Agreement
Exhibit 10--Form of Transition Services Agreement
Exhibit 11--Form of Bill of Sale
Exhibit 12--Form of Opinion of Counsel to the Seller
Exhibit 13--Form of Opinion of Counsel to the Buyer
Exhibit 14--Form of Opinion of Counsel re Employee Benefit Matters
Exhibit 15--Form of Agency Agreement for Cannulae Sales
Exhibit 16--Form of Agency Agreement for CPP Sales
Exhibit 17--Form of Agency Agreement for European Sales
Exhibit 18--Form of Agency Agreement for Shared Agreement
Exhibit 19--Form of Research Medical, Inc. Trademark License
Exhibit 20--Form of Belgian VAT Agreement
Disclosure Schedule--Exceptions to Representations and Warranties

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         This Amended and Restated Asset Purchase Agreement entered into as of August 30, 2000, by and between Jostra Bentley Corporation, a Delaware corporation ("JOSTRA U.S."), and Jostra Bentley Inc., a Puerto Rico corporation ("JOSTRA PR," and collectively with Jostra U.S., the "BUYER"), and Edwards Lifesciences LLC, a Delaware limited liability company ("EDWARDS LLC"), and Edwards Lifesciences Corporation, a Delaware corporation ("EDWARDS CORP.," and collectively with Edwards LLC, the "SELLER"). The Buyer and the Seller are referred to collectively herein as the "PARTIES."

         WHEREAS, the Parties and certain of their affiliates previously entered into an Asset Purchase Agreement dated as of July 15, 2000, which contemplated a transaction in which the Buyer will purchase certain of the assets of the Seller relating to its cardiopulmonary products business in return for cash.

         WHEREAS, the Parties desire to amend and restate the original Asset Purchase Agreement and intend to have this Agreement supersede the original Asset Purchase Agreement in its entirety.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, agree as follows.

         1.    DEFINITIONS.

         "1998 TAX ACT" means the Puerto Rico Tax Incentive Act of 1998.

         "AAA" has the meaning set forth in Section 11(o)(iii) below.

         "ACQUIRED ASSETS" means all of the assets owned or used by the Seller which are related to the Business and used or held for use primarily in the conduct of the Business, including all of the (a) real property, leaseholds and subleaseholds therein, improvements (including Leasehold Improvements), fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Bentley Intellectual Property and Shared Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights and obligations thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, other similar arrangements, and rights thereunder, (f) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (g) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (h) the Inventory, subject to the limits set forth in Section 2(c)(i) and (i) without limiting the generality of the foregoing, the assets specifically identified in Section 2(a)(iii) of the Disclosure Schedule; provided, HOWEVER, that the Acquired Assets shall not include the Excluded Assets.

         "ACTION" has the meaning set forth in Section 11(q) below.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AGENCY AGREEMENT FOR CANNULAE SALES" means the Agency Agreement for Cannulae Sales dated as of the Closing Date between Jostra U.S. and Edwards LLC in the form of EXHIBIT 15 hereto.

         "AGENCY AGREEMENT FOR CPP SALES" means the Agency Agreement for CPP Sales dated as of the Closing Date between Jostra U.S. and Edwards LLC in the form of EXHIBIT 16 hereto.

        "AGENCY AGREEMENT FOR SHARED AGREEMENTS" means the Agency Agreement for Shared Agreements dated as of the Closing Date between Jostra U.S. and Edwards LLC in the form of EXHIBIT 18 hereto.

         "AGENCY AGREEMENT FOR SPAIN SALES" means the Agency Agreement for European Sales dated as of the Closing Date between Jostra AG and Edwards AG in the form of EXHIBIT 17 hereto.

         "AGENCY AGREEMENT FOR TENDER CONTRACTS" means the Agency Agreement for Tender Contracts dated as of the Closing Date between Jostra AG and Edwards AG in the form of EXHIBIT 1 hereto.

         "APPLICABLE RATE" means 8% per annum.

         "BANK GUARANTY" means a guaranty from Credit Suisse, Zurich, Switzerland in favor of Edwards LLC in the initial aggregate amount of $15,000,000, subject to reduction pursuant to Section 2(d)(vi) below.

         "BANKRUPTCY EXCEPTIONS" has the meaning set forth in Section 3(b) below.

         "BAXTER CONSENT AGREEMENT" means the Baxter Consent Agreement to be dated on or prior to the Closing Date, which shall grant the Buyer a world-wide, non-exclusive, royalty-free license to use the Baxter registered trademark for the purposes of marketing, selling and distributing the Inventory.

         "BAXTER INTERNATIONAL" means Baxter International Inc.

         "BELGIAN VAT AGREEMENT" means the Agreement Re Belgian VAT dated as of the Closing Date between Edwards AG and Jostra AG in the form of EXHIBIT 20 hereto.

         "BENTLEY INTELLECTUAL PROPERTY" means the Intellectual Property owned by the Seller as of the Closing Date, subject to any pre-existing licenses thereto, and necessary to conduct the Business, but not including the Shared Intellectual Property. Bentley Intellectual Property includes, but is not limited to, the Intellectual Property identified in Section 3(j)(iii) of the Disclosure Schedule.

         "BENTLEY LICENSE AGREEMENT" means the Bentley License Agreement dated as of the Closing Date between Jostra U.S. and Edwards LLC in the form of
EXHIBIT 2 hereto.

         "BUSINESS" means the Seller's business of manufacturing, having manufactured, packaging, selling and distributing the Products.

         "BUSINESS FACILITIES" has the meaning set forth in Section 3(v)(ii) below.

        "BUYER'S DOMESTIC PLAN" has the meaning set forth in Section 7(a)(vi) below.

         "BUYER'S PUERTO RICO PLAN" has the meaning set forth in Section 7(a)(vii) below.

         "CLAIM" has the meaning set forth in Section 9(c)(i) below.

         "CLOSING" has the meaning set forth in Section 2(e) below.

         "CLOSING DATE" has the meaning set forth in Section 2(e) below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPETING PRODUCT" has the meaning set forth in Section Section 6(e) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Business that is not generally available to the public, except for information (i) required to be disclosed by court order or decree or applicable law, (ii) that was or becomes generally available to the public, (iii) that is received by any Party or any of their respective Affiliates on a non-confidential basis from a third party or (iv) that may be disclosed for use by employees, agents and representatives of any Party and any of their respective Affiliates who need to know such information for purposes of this Agreement or to carry out any obligations of such Party with respect hereto.

         "CPP SUPPLY AND DISTRIBUTION AGREEMENT" means the CPP Single Sterile and Kitted Products Supply and Distribution Agreement dated as of the Closing Date between Jostra PR and Edwards LLC in the form of EXHIBIT 3 hereto.

         "DECISION" has the meaning set forth in Section 11(q) below.

         "DEPOSIT" has the meaning set forth in Section 2(c)(i)(B) below.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DIVESTITURE NOTICE" has the meaning set forth in Section 6(f) below.

         "ECO CONTRACT" means that certain agreement which sets forth the terms of the Seller's relationship with ECO to distribute Macchi products in Germany.

         "EDWARDS AG" shall mean Edwards Lifesciences AG, a Swiss corporation.

         "EDWARDS PR" shall mean Edwards Lifesciences Corporation of Puerto Rico, a Delaware corporation.

         "EDWARDS SUPPLY AGREEMENT" means the Edwards Supply Agreement dated as of the Closing Date between Edwards LLC, as supplier, and Jostra U.S., as purchaser, in the form of EXHIBIT 4 hereto.

         "EFFECTIVE TIME" means 11:59 p.m. New York City time on the Closing
Date.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with the Seller for purposes of Code Section 414.

         "EXCLUDED ASSETS" means the assets listed in Section 2(a)(iv) of the Disclosure Schedule.

         "EXISTING GRANT OF TAX EXEMPTION" means the industrial tax exemption granted to Edwards PR by PRIDCO pursuant to the 1998 Tax Act.

         "EXISTING PUERTO RICO LEASE" means the Lease granted pursuant to that certain Lease Contract dated as of July 15, 1999 between Puerto Rico Industrial Development Company and Baxter Healthcare Corp. of Puerto Rico (Edwards division), as amended July 28, 1999, regarding project numbers S-1212-77, S1212-A-82, and S-1212-B-85.

         "EVERGREEN AGREEMENT" means the Research Agreement dated as of November 29, 1999 between Baxter Healthcare Corporation and Evergreen Research, Inc.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FINAL SCHEDULE" has the meaning set forth in Section 2(d)(ii) below.

         "FULL MANUFACTURING COSTS" means standard cost plus manufacturing variances and excluding intercompany profits.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNITEE" has the meaning set forth in Section 9(c)(i) below.

         "INDEMNITOR" has the meaning set forth in Section 9(c)(i) below.

         "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2(c)(i)(B) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENTS" means the Intellectual Property Assignment Agreements dated as of the Closing Date between the Seller and the Buyer, in the form of EXHIBIT 5 hereto.

         "INVENTORY" means the inventory associated with the Business as identified in Section 1(a) of the Disclosure Schedule, as amended pursuant to
Section 5(j) and Section 2(d) below.

         "INVENTORY PAYMENTS" has the meaning set forth in Section 2(c)(i)(C) below.

         "JOSTRA AG" means Jostra AG, a German corporation.

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LEASEHOLD IMPROVEMENTS" means all buildings, structures, improvements and fixtures located at the Puerto Rico Plant which are owned by the Seller, regardless of whether the same are subject to reversion to the landlord or other third party upon termination or expiration of the Existing Puerto Rico Lease.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limiting the generality of the foregoing, (i) any liability for Taxes, environmental matters, litigation or products liability which is either existing, pending or threatened as of the Closing Date or (ii) which arose prior to the Closing Date and to which the Buyer may be subject by virtue of its acquisition of the Acquired Assets as the Seller's successor in interest to the Business.

         "LOSSES" has the meaning set forth in Section 9(b)(i) below.

         "MACCHI BUSINESS" means the business conducted by Edwards Lifesciences Macchi LTDA in Sao Paulo, Brazil, including all assets used in connection with such business.

         "METAPLUS AGREEMENT" means the License Agreement dated as of January 16, 1995 by and between Michigan Critical Care Consultants, Inc. and AVECOR Cardiovascular Inc.

         "MATERIAL ADVERSE CHANGE" means any event, circumstance, condition, development or occurrence causing, resulting in, having, or that could reasonably be expected to have, a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Business or the Acquired Assets.

         "MEMBRANA AGREEMENT" means the Amended and Restated Supply Agreement dated as of January 1, 1994 between Akzo Nobel Faser AG, business unit Membrana and Baxter Healthcare Corporation, as amended, supplemented and extended from time to time.

         "MOST RECENT BALANCE SHEET" means the balance sheet of the Seller as of December 31, 1999.

         "MOST RECENT FISCAL YEAR END" means December 31, 1999.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NEW GRANT OF TAX EXEMPTION" means the grant of industrial tax exemption under the 1998 Tax Act that Jostra PR has requested the government of Puerto Rico to issue to Jostra PR.

         "NEW PUERTO RICO LEASE" has the meaning set forth in Section 5(h) below.

         "NON-COMPETE PRODUCTS" has the meaning set forth in Section 6(e) below.

         "NON-COMPETE TERRITORY" has the meaning set forth in Section 6(e) below.

         "NON-EXCLUSIVE LICENSE AND SUPPLY AGREEMENT" means the Non-Exclusive License and Supply Agreement dated as of the Closing Date between the Buyer and Edwards LLC, in the form of EXHIBIT 6 hereto.

         "NOTICE OF INTEREST" has the meaning set forth in Section 6(f) below.

         "OBSOLETE" means Inventory which has a shelf life that has expired or will expire within six months of the Closing Date or is damaged, or was produced pursuant to a customer contract which is no longer valid or has been terminated, as more particularly identified in Section 1(a) of the Disclosure Schedule, as amended pursuant to Section 5(j) and Section 2(d) below.

         "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERFUSION SUPPLY AGREEMENT" means the Perfusion Supply Agreement dated as of the Closing Date between the Buyer, as supplier, and Edwards LLC, as purchaser, in the form of EXHIBIT 7 hereto.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PLEXUS AGREEMENT" means the draft Manufacturing Agreement between Plexus and Seller.

         "PRIDCO" has the meaning set forth in Section 5(h) below.

         "PRIRC" means the Puerto Rico Internal Revenue Code.

         "PRODUCTS" means the products set forth in Section 1(b) of the Disclosure Schedule.

         "PROMISSORY NOTE" means one or more negotiable promissory notes between Edwards LLC, as obligee, and the applicable Buyer entities, as joint and several obligors, in the form of EXHIBIT 8 hereto.

         "PUERTO RICO PLANT" means the property currently leased pursuant to the Existing Puerto Rico Lease.

         "PURCHASE PRICE" means the aggregate of the Initial Purchase Price (which includes the Deposit), the Trademark Price and the Inventory Payments.

         "PWC" means PricewaterhouseCoopers LLP.

         "REPAYMENT AMOUNT" has the meaning set forth in Section 10(c)(i) below.

         "RESEARCH MEDICAL, INC. TRADEMARK LICENSE" shall mean the Research Medical, Inc. Trademark License dated as of the Closing Date to be entered into between Jostra U.S. and Edwards Lifesciences Research Medical, Inc. in the form of EXHIBIT 19 hereto

         "SALES PERSONS" shall have the meaning set forth in Section 7(a)(v) below.

         "SALES TERRITORY" means each of (i) Alabama, Mississippi and Arkansas,
(ii) North Carolina, South Carolina and Virginia and (iii) Louisiana, Texas and Oklahoma.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER'S 401(K) PLAN" has the meaning set forth in Section 7(a)(vi) below.

         "SELLER'S PUERTO RICO PLAN" has the meaning set forth in Section 7(a)(vii) below.

         "SHARED AGREEMENTS" means the shared agreements set forth in Section 2(a)(iv) of the Disclosure Schedule under the heading "Shared Agreements."

         "SHARED INTELLECTUAL PROPERTY" means the Intellectual Property owned by the Seller as of the Closing Date, subject to any pre-existing licenses thereto, and necessary to conduct both the Business and the Seller's remaining operations excluding the Business.

         "SOFTWARE LICENSE AGREEMENT" means the Software License Agreement dated as of the Closing Date between Edwards LLC, as licensor, and the Buyer, as licensee, in the form of EXHIBIT 9 hereto.

         "STERILIZATION AGREEMENT" means the Sterilization Agreement dated as of the Closing Date between Edwards PR and Jostra PR.

         "STOCK-TAKE" means the stock-take to be conducted pursuant to Section 5(j) below.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRADEMARK PRICE" shall have the meaning set forth in Section 2(c)(i)(A) below.

         "TRANSACTION DOCUMENTS" means, collectively, the Agency Agreement for Tender Contracts, the Bill of Sale, the Baxter Consent Agreement, the Bentley License Agreement, the CPP Supply and Distribution Agreement, the Edwards Supply Agreement, the Trademark Assignment Agreement, the Patent Assignment Agreement, the Non-Exclusive License and Supply Agreement, the Perfusion Supply Agreement, the Promissory Note, the Software License Agreement, the Research Medical, Inc. Trademark License, the ETO Sterilization Agreement, the Transition Services Agreement, the Agency Agreement for Shared Agreements, the Agency Agreement for Cannulae Sales, the Agency Agreement for CPP Sales, the Agency Agreement for Spain Sales and the Belgian VAT Agreement.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 3(s)(i) below.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement dated as of the Closing Date between Edwards LLC and Edwards PR, and Jostra PR and Jostra U.S., in the form of EXHIBIT 10 hereto.

         "UDEN FACILITY" means the Seller's facility located at Uden, Netherlands.

         "UNDELIVERED CONTRACTS" has the meaning set forth in Section 5(l) below.

         "WARN" has the meaning set forth in Section 7(d).

         2.    BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement:

                  (i) Jostra U.S. agrees to purchase from Edwards Corp., and Edwards Corp. agrees to sell, transfer, convey and deliver to Jostra U.S., all of Edwards Corp.'s right, title and interest in and to the Acquired Assets set forth as items 86-131, inclusive, in Section 3(j)(iii) and 11-15, inclusive, of Section 3(j)(v) of the Disclosure Schedule, at the Closing for the consideration specified below in
         Section 2(c)(i)(A).

                  (ii) Jostra PR agrees to purchase from Edwards Corp., and Edwards Corp. agrees to sell, transfer, convey and deliver to Jostra PR, all of Edwards Corp.'s right, title and interest in and to the Acquired Assets set forth as items 1-85, inclusive, and 132-135, inclusive, in Section 3(j)(iii) and 1-10,inclusive, of Section 3(j)(v) of the Disclosure Schedule, at the Closing for the consideration specified below in Section 2(c)(i)(B).

                  (iii) Jostra PR agrees to purchase from Edwards LLC, and Edwards LLC agrees to sell, transfer, convey and deliver to Jostra PR, all of Edwards LLC's right, title and interest in and to the Acquired Assets (including, without limitation, the assets set forth in Section 1(a), Section 1(b) and Section 2(a)(iii) of the Disclosure Schedule, but excluding the Acquired Assets set forth in Section 3(j)(iii) of the Disclosure Schedule), at the Closing for the consideration specified below in Section 2(c)(i)(B) and (C). Edwards LLC shall transfer, and shall cause Edwards PR and Edwards AG to transfer, to Jostra PR those Transferred Employees who elect to accept employment with Jostra PR.

                  (iv) The Seller is not selling, transferring or conveying any of the Excluded Assets to the Buyer.

         (b) NON-ASSUMPTION OF LIABILITIES. The Buyer will not assume or have any responsibility, with respect to any obligation or Liability of the Seller, including, without limitation, any obligation or Liability of the Business or associated with or related to the Acquired Assets, other than performance obligations arising as a result of the Buyer's action or inaction after the Closing Date with respect to any contract that is an Acquired Asset. The Buyer is not assuming any Liability relating to the Excluded Assets.

         (c)   PURCHASE PRICE.

               (i)  The Buyer agrees to pay to the Seller:

                    (A) At the Closing, Jostra U.S. will pay to Edwards Corp. $600,000 (the "TRADEMARK PRICE") in cash payable by wire transfer or delivery of other immediately available funds;

                    (B) Jostra PR will pay to Edwards LLC and Edwards Corp. $9,400,000 (the "INITIAL PURCHASE PRICE"), of which $2,000,000 was paid to Edwards LLC on June 5, 2000 (the "DEPOSIT"), and of which $7,400,000 shall be paid to Edwards LLC and Edwards Corp. at the Closing in cash payable by wire transfer or delivery of other immediately available funds; and

                    (C) As set forth in the installment schedule below, Jostra PR will pay to Edwards LLC 70% of the net book value based on Full Manufacturing Costs of the Inventory as set forth in Section 1(a) of the Disclosure Schedule (as amended pursuant to Section 5(j) below), PROVIDED, HOWEVER, that Jostra PR shall pay nothing for any Inventory which is Obsolete as of the Closing Date (the "INVENTORY PAYMENTS"), plus interest at an annual rate of 3% on any unpaid Inventory Payments. The aggregate amount payable with respect to the Inventory will be calculated by taking the net book value based on Full Manufacturing Costs of the Inventory, subtracting from it the net book value based on Full Manufacturing Costs of the Obsolete Inventory and multiplying the result of such subtraction by 0.70. The Inventory Payments, together with any interest that is due, shall be paid in six equal installments on each of December 1, 2000; March 1, 2001; June 1, 2001; September 1, 2001;
                         December 1, 2001; and March 1, 2002. In the event that any such payment date is a Saturday, Sunday or public holiday in Germany or the United States, the payment shall be made on the next succeeding business day. Notwithstanding the foregoing, Jostra PR shall not be required to purchase the Inventory with an aggregate net book value based on full manufacturing costs exceeding $29,000,000. The Buyer shall determine, in its sole discretion, the Inventory that shall comprise such aggregate amount.

                  (ii) All amounts payable pursuant to this Section 2(c) shall be in U.S. dollars.

         (d) ADJUSTMENTS TO FIXED ASSETS AND INVENTORY; INVENTORY PAYMENTS ADJUSTMENT.

                  (i) Prior to the Closing Date, the Seller, in cooperation with the Buyer and its representatives, shall produce a final schedule of fixed assets that comprise the Business.

                  (ii) As promptly as practicable after the Closing Date (but in no event more than 15 days after the Closing Date), the Seller and the Buyer shall produce a final schedule of the Inventory and fixed assets of the Business as of the Closing Date (the "FINAL SCHEDULE"), which shall reflect any changes in the Inventory and the fixed assets between the date of the Stock-take and the Closing Date.

                  (iii) If the Buyer accepts the Final Schedule, the Inventory Payments shall be adjusted accordingly.

                  (iv) In the event the Buyer disputes the Final Schedule within 7 days of receiving the Final Schedule, the Parties shall cooperate to
         (A) conduct a further physical stock-take of the Inventory and fixed assets within 7 days of the Buyer giving notice to the Seller that it disputes the Final Schedule and (B) mutually agree to the terms of the Final Schedule. The cost of such further Stock-take shall be borne equally by the Parties.

                  (v) Upon the Buyer's acceptance of the Final Schedule, the Buyer shall execute and deliver a Promissory Note in the amount of the aggregate Inventory Payments.

                  (vi) The Promissory Note will be secured by the Bank Guaranty, the aggregate principal amount of which shall be reduced to the then aggregate amount of the outstanding Inventory Payments when the Inventory Payments outstanding are $15,000,000 or less.

         (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Gibson, Dunn & Crutcher LLP in Irvine, California, commencing at 10:00 a.m. local time on the fifth day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

         (f) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 8(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including the Intellectual Property transfer documents) in the forms attached hereto as EXHIBIT 5 and EXHIBIT 11 and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request to vest in the Buyer title in and to the Acquired Assets; and (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(c)(i)(A) and Section 2(c)(i)(B) above.

         (g) EFFECTIVE TIME. The Acquired Assets will be deemed to be transferred to Buyer from Seller as of the Effective Time. Seller shall be responsible for, shall have all rights to and shall accrue all benefits from the Acquired Assets prior to the Effective Time, and Buyer shall be responsible for, shall have all rights to and shall accrue all benefits from the Acquired Assets at and following the Effective Time.

         (h) CONTINGENT INVENTORY REPURCHASE. The Seller shall use commercially reasonable efforts to assist the Buyer in obtaining an extension of the term of the Baxter Consent Agreement until August 31, 2002. In connection therewith, the Buyer shall, as promptly as practicable, but in no event later than December 31, 2000, develop an executable re-labeling plan with respect to all Products that carry a Baxter Trademark. In the event such extension is not obtained then the Seller will repurchase from the Buyer all non-Obsolete Inventory which the Buyer is unable to sell solely as a result of the expiration of the Baxter Consent Agreement. The repurchase price shall be equal to 50% of the amount which the Buyer paid to the Seller for such repurchased Inventory and shall be payable solely by offset against any amounts then owing to the Seller from the Buyer under the Promissory Note; PROVIDED, HOWEVER, that in no event shall the Seller's repurchase obligation hereunder exceed the then outstanding principal amount of the Promissory Note.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Each Seller jointly and severally represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the schedule accompanying this Agreement (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 3.

         (a) ORGANIZATION OF THE SELLER. The Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby have been approved and adopted by the Seller's Board of Directors, or other governing body, as applicable. Each of this Agreement and the Transaction Documents to which the Seller is a party constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTIONS").

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby or thereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller, the Business or the Acquired Assets is subject, except for such violations that in the aggregate will not cause a Material Adverse Change, (ii) violate any provision of the articles, bylaws, operating agreement or other constitutional agreements of the Seller or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which the Business or the Acquired Assets are subject (or result in the imposition of any Security Interest thereon), except where such conflict, breach, default, acceleration, or right of acceleration, termination, modification, cancellation or notice requirement will not result in a Material Adverse Change. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or any Transaction Document (including the assignments referred to in Section 2 above).

         (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) TITLE TO ASSETS; SUFFICIENCY OF ASSETS. The Seller has good and marketable title to, or a valid leasehold or license interest in or to, the Acquired Assets, free and clear of all Security Interests or restriction on transfer. Except for the Excluded Assets, the Acquired Assets constitute all of the assets, whether tangible or intangible, real or personal, that are necessary for the conduct of the Business as currently conducted.

         (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End and except for the spin-off of the Seller's business from Baxter International on March 31, 2000, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date (or any other date specifically provided for below):

               (i) the Seller has not sold, leased, transferred, or assigned any of the Business' assets, tangible or intangible, other than for a fair consideration in the ordinary course;

               (ii) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business either involving more than $25,000 (other than contracts on the Seller's standard form purchase order set forth in Section 3(q) of the Disclosure Schedule) or outside the ordinary course;

               (iii) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business involving more than $25,000 to which the Seller is a party or by which it is bound;

               (iv) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (v) the Seller has not experienced any damage, destruction, or loss (normal wear and tear excepted) (whether or not covered by insurance) to any Acquired Asset;

               (vi) the Seller has not made any loan to, or entered into any other transaction with, any of the Transferred Employees outside the ordinary course;

               (vii) the Seller has not entered into any employment contract or collective bargaining agreement relating to any Transferred Employee, written or oral, or modified the terms of any existing such contract or agreement;

               (viii) the Seller has not granted any increase in the base compensation of any Transferred Employee outside the ordinary course;

               (ix) since April 1, 2000, the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Transferred Employees or taken any such action with respect to any other Employee Benefit Plan that is not in the ordinary course of business or that has not been disclosed to the Buyer in the Disclosure Schedule;

               (x) the Seller has not made any other change in employment terms for any of the Transferred Employees outside the ordinary course;

               (xi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course involving the Business; or

               (xii) the Seller has not committed to any of the foregoing.

         (g) LEGAL COMPLIANCE. The Seller and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) relating to the Business (except where the failure to so comply would not result in a Material Adverse Change), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply.

         (h)   TAX MATTERS.

               (i) The Seller has filed all material Tax Returns that it was required to file with respect to the Business. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Seller with respect to the Business (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Seller has withheld and paid all material Taxes required to have been withheld and paid with respect to the Business in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No officer of the Seller (or employee responsible for Tax matters) expects any authority to assess any additional Taxes with respect to the Business for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability either
         (A) claimed or raised by any authority in writing or (B) as to which any of the officers (and employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority.

               (iv) Since its inception, Edwards LLC has been treated as a single-member disregarded entity for federal income tax purposes.

               (v) The Seller has not been reimbursed by PRIDCO for the cost of any of the Acquired Assets.

         (i)   [Reserved].

         (j)   INTELLECTUAL PROPERTY.

               (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Bentley Intellectual Property and Shared Intellectual Property necessary for the operation of the Business as presently conducted. Each such item of Bentley Intellectual Property and Shared Intellectual Property will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and reasonable action to maintain and protect each such item of Intellectual Property.

               (ii) In connection with the Business, to the Seller's Knowledge, it has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of the officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller relating to the Business. The foregoing Section 3(j)(ii) shall not apply to issues which have been settled by written agreement and with respect to which no third party has any present claim.

               (iii) In connection with the Business, to the Seller's Knowledge, Section Section 3(j)(iii) and 3(j)(v) of the Disclosure Schedule identify the Bentley Intellectual Property and the Shared Intellectual Property. Included in Section 3(j)(iii) and 3(j)(v) of the Disclosure
         Schedule is each patent or registration which has been issued to the Seller with respect to any of the Bentley Intellectual Property and Shared Intellectual Property, each pending patent application or application for registration which the Seller has made with respect to any of the Bentley Intellectual Property and Shared Intellectual Property, and each license, agreement, or other permission which the Seller has granted to any third party with respect to any of the Bentley Intellectual Property and Shared Intellectual Property (together with any exceptions). Section 3(j)(iii) and 3(j)(v) of the Disclosure Schedule also identify each trademark (whether registered or unregistered), service mark, trade dress, logo, domain name, trade name, corporate name and registered copyright, and all applications for the foregoing, used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3(j)(iii) and 3(j)(v) of the Disclosure Schedule:

                      (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                      (C) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to the Knowledge of any of the officers (and employees with responsibility for Intellectual Property matters) of the Seller is threatened which alleges the legality, validity, enforceability, use, or ownership of the item.

               (iv) Section 3(j)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission primarily relating to the business. With respect to each item of Intellectual Property required to be identified in Section 3(j)(iv) of the Disclosure Schedule:

                      (A) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                      (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above);

                      (C) no party to the license, sublicense, agreement, or
               permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) no party to the license, sublicense, agreement, or
               permission has repudiated any provision thereof;

                      (E) the underlying item of Intellectual Property is not
               subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (F) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to the Knowledge of any of the officers (and employees with responsibility for Intellectual Property matters) of the Seller is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (G) the Seller has not granted any sublicense or similar
               right with respect to the license, sublicense, agreement, or permission.

               (v) To the Knowledge of any of the officers (and employees with responsibility for Intellectual Property matters) of the Seller, the Seller would not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

               (vi) To the Knowledge of the Seller, the only Shared Intellectual Property is the patents identified in Section 3(j)(v) of the Disclosure Schedule and certain manufacturing processes.

         (k) TANGIBLE ASSETS. The tangible Acquired Assets, taken as a whole, to the Seller's Knowledge, are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

         (l) INVENTORY. Other than the Inventory which is Obsolete, the Inventory of the Business consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective.

         (m) CONTRACTS. Section 3(m)(1) and Section 3(m)(2) of the Disclosure Schedule list the following contracts and other agreements (whether written or oral) primarily relating to the Business to which (A) the Seller is a party (by assignment or otherwise), (B) the Seller's predecessor is a party and the Seller has applied for the other party(ies) consent to the assignment of the rights and benefits under such contract or agreement to the Seller; and (C) the Seller's predecessor is a party and the Seller has not requested the other party(ies) consent to an assignment of the rights and obligations under such contract or agreement to the Seller:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Seller, or involve consideration in excess of $25,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of the Acquired Assets, tangible or intangible;

               (v) form of any agreement concerning confidentiality or noncompetition between the Seller and any Transferred Employee;

               (vi) any agreement involving any of the Seller's stockholders and their Affiliates (including the Seller and its Subsidiaries);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Transferred Employees;

               (viii) any collective bargaining agreement relating to the Transferred Employees;

               (ix) any agreement for the employment of any of the Transferred Employees on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of the Transferred Employees;

               (xi) any agreement under which the consequences of a default or termination could result in a Material Adverse Change;

               (xii) any agreement relating to the license, sublicense, ownership, use, or transfer of Intellectual Property; or

               (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

Section 3(m)(1) of the Disclosure Schedule sets forth the contracts and agreements, full and complete copies of which have been delivered to the Buyer prior to the date of this Agreement. Section 3(m)(2) of the Disclosure Schedule sets forth the contracts and agreements which have not been delivered to the Buyer prior to the date of this Agreement and those contracts and agreements which have been delivered to the Buyer prior to the date of this Agreement but where certain information has been redacted or is missing.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(m)(1) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of the oral agreements relating to Metaplus and any intra-company arrangement referred to in Section 3(m)(1) of the Disclosure Schedule.

With respect to each agreement listed on either Section 3(m)(1) or Section 3(m)(2) of the Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (n)   [Reserved].

         (o) INSURANCE. The Seller has maintained insurance in scope and amount customary and reasonable for businesses comparable to the Business and the Seller believes such insurance is adequate to meet all reasonable and foreseeable claims against the Seller arising in connection with the Business.

         (p) LITIGATION. Section 3(p) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge relating to or affecting the Business or (ii) is a party or has been threatened in writing to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator relating to or affecting the Business. To the Seller's Knowledge, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(p) of the Disclosure Schedule could result in a Material Adverse Change.

         (q) PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by the Seller relating to the Business has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and to the Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by the Seller in the Non-compete Territory relating to the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(q) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Business used in the Non-compete Territory (containing applicable guaranty, warranty, and indemnity provisions).

         (r) PRODUCT LIABILITY. The Seller has no Liability (and to the Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller relating to the Business.

         (s)   EMPLOYEES.

               (i) Section 3(s)(i) of the Disclosure Schedule sets forth a complete list of all permanent, temporary and full-time employees of the Seller conducting the Business who will be offered employment by the Buyer (the "TRANSFERRED EMPLOYEES"), their salaries and wage rates, position, and length of service as of July 15, 2000, the vacation pay schedule for Jostra PR's employees as of June 30, 2000 and the vacation pay schedule for Jostra U.S.' employees as of July 31, 2000 and, the accrued Christmas bonus entitlement of Jostra PR's employees as of August 31, 2000.

               (ii) To the Knowledge of any of Edwards LLC's or Edwards PR's directors and the Seller's officers (and employees with responsibility for employment matters), none of the Transferred Employees has any plans to terminate his/her employment.

               (iii) The Seller is not a party to or bound by any collective bargaining agreement relating to the Transferred Employees, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, in each case relating to the Transferred Employees. The

Seller has not committed any unfair labor practice. None of the directors of Edwards LLC or Edwards PR or the officers (and employees with responsibility for employment matters) of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Transferred Employees.

         (t)   EMPLOYEE BENEFITS.

               (i) Section 3(t) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains in connection with the Business, to which the Seller contributes or has any obligation to contribute, or with respect to which the Seller has any Liability or potential Liability, and the Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan, and solely for those Employee Benefit Plans which are not Excluded Assets, to the extent applicable, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments).

                      (A) Each such Employee Benefit Plan (and each related
               trust, insurance contract, or fund) which is not an Excluded Asset has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and in material compliance in form and in operation with the applicable requirements of ERISA, the Code, the PRIRC, and other applicable laws. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA and which is not an Excluded Asset.

                      (B) All contributions (including all employer
               contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan which is not an Excluded Asset and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan and is not an Excluded Asset.

                      (C) For each such Employee Benefit Plan which is intended
               to meet the requirements of a "qualified plan" under Code Section 401(a) or PRIRC Section 1165(a) and which is not an Excluded Asset, the Seller will provide a representation of its counsel as to the intention that the plans be qualified under applicable law in the form of opinion attached hereto as EXHIBIT 14.

               (ii) None of the Seller, its Subsidiaries, and any ERISA Affiliate has any obligation to contribute to, contributes to, or has any Liability (including withdrawal liability as defined in ERISA
         Section 4201) under or with respect to any Multiemployer Plan or otherwise under Title IV of ERISA to the extent such Liability could become a liability of the Buyer.

               (iii) The Seller does not maintain, contribute to or have an obligation to contribute to, or have any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (u)   [Reserved].

         (v) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Except as set forth in
Section 3(v) of the Disclosure Schedule:

               (i) The Seller is and has been in material compliance with all Environmental, Health, and Safety Requirements relating to the Business.

               (ii) The Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of any of its facilities that relate to any activities of the Business (the "BUSINESS FACILITIES") and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in Section 3(v) of the Disclosure Schedule.

               (iii) The Seller has not received any written or oral notice, report or other information regarding any material liabilities or material potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to itself (that directly or indirectly relates to any activities of the Business), any Business Facility or the Business and arising under any Environmental, Health and Safety Requirements.

               (iv) Except as would not give rise to material liabilities to the Business, none of the following exists at any of the Business Facilities or any property that directly or indirectly relates to any activities of the Business owned or operated by the Seller:

                      (A) Asbestos-containing material in any form or condition;

                      (B) Materials or equipment containing polychlorinated
                          biphenyls;

                      (C) Underground storage tanks or surface impoundments; or

                      (D) Landfills, open dumps or waste disposal areas.

               (v) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any Business Facility or properties that relate to any activities of the Business, so as to give rise to liabilities of the Seller for response costs, natural resource damages or attorneys fees, or damages for injuries to persons, property or the environment, pursuant to Environmental, Health, and Safety Requirements.

         (w) YEAR 2000. To the Seller's Knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on in the conduct of the Business, and none of the Products and services sold, licensed, rendered, or otherwise provided by the Seller in the conduct of the Business, will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         Except as set forth in Section 3(w) of the Disclosure Schedule, the Seller has not made any representations or warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by the Seller in the conduct of the Business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         (x) DISCLOSURE. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. Each Buyer jointly and severally represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby have been approved and adopted by the Buyer's Board of Directors. Each of this Agreement and the Transaction Documents to which the Buyer is a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as limited by the Bankruptcy Exceptions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby or thereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or any Transaction Document (including the assignments referred to in Section 2 above).

         (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         (e) FUNDING. At Closing, the Buyer will have $8,000,000 to pay the remainder of the Initial Purchase Price. Jostra U.S. and Jostra PR will have adequate funds to make, when due, all payments under the Promissory Note provided for in Section 2(d)(v) above.

         (f) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 8 below).

         (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will use commercially reasonable efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act within 7 days of the date of this Agreement, will use commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         (c) OPERATION OF THE BUSINESS. The Seller will not engage in any practice, take any action, or enter into any transaction with respect to the Business that is outside the ordinary course of business. Without limiting the generality of the foregoing, the Seller will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(f) above.

         (d) PRESERVATION OF BUSINESS. The Seller will use commercially reasonable efforts to keep the Business and the Acquired Assets substantially intact, including the Business' present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Business.

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any Material Adverse Change causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) EXCLUSIVITY. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any substantial portion of the assets of the Business or any material portion of the Acquired Assets (other than the sale of inventory in the ordinary course of business), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) LEASED PROPERTY. The Seller will use commercially reasonable efforts to assist the Buyer with negotiating and entering into a new lease agreement with the Puerto Rico Industrial Development Company ("PRIDCO"), which will demise all of the Puerto Rico Plant on at least as favorable terms as the Existing Puerto Rico Lease and in form and substance reasonably satisfactory to the Buyer (such new lease, the "NEW PUERTO RICO LEASE"). The Buyer will use commercially reasonable efforts to assist the Seller to terminate the Existing Puerto Rico Lease without payment or penalty by the Seller.

         (i) LANDLORD CONSENTS. The Seller will use commercially reasonable efforts to obtain such landlord lien waiver agreements or other consents from PRIDCO with respect to the Puerto Rico Plant, as reasonably required by the Buyer, each in form reasonably satisfactory to the Buyer (collectively, the "LANDLORD Agreements").

         (j) STOCK-TAKING.

                  (i) Representatives of the Seller and the Buyer shall cooperate to conduct a physical stock-take of the Inventory and the fixed assets (the "STOCK-TAKE") and the Seller shall cause PWC to confirm in writing (A) that PWC observed the Stock-take; (B) the Stock-take was conducted in a reasonable manner; and (C) that PWC conducted spot checks to confirm the accuracy of the Stock-take and the Seller shall deliver a copy of such written confirmation to the Buyer. The costs of the Stock-take and PWC's confirmation shall be borne by the Seller. Section 1(a) of the Disclosure Schedule shall be amended to reflect the results of the Stock-take; and

                  (ii) The Seller shall promptly notify the Buyer not less than every 15 days, of all changes in the Inventory and fixed assets, following completion of the Stock-take through the Closing Date.

         (k) NEW GRANT OF TAX EXEMPTION. The Seller will use commercially reasonable efforts to assist the Buyer with negotiating and entering into the New Grant of Tax Exemption with the government of Puerto Rico on at least as favorable terms as the Existing Grant of Tax Exemption and in form and substance reasonably satisfactory to the Buyer. The Buyer will use commercially reasonable efforts to assist the Seller with renegotiating reductions to headcount, investment, and minimum net income commitments in the Existing Grant of Tax Exemption with PRIDCO in form and substance reasonably satisfactory to the Seller.

         (l) DELIVERY OF CONTRACTS. The Seller shall use commercially reasonable efforts to deliver to the Buyer full and complete copies of all contracts, agreements and other information listed in Section 3(m)(2) of the Disclosure Schedule ("UNDELIVERED CONTRACTS"), it being understood that Seller will also use commercially reasonable efforts to obtain a waiver of any confidentiality provision contained in any such agreement which would prohibit delivery of such agreement to the Buyer; PROVIDED, HOWEVER, the Buyer acknowledges that the Seller will not deliver any such agreement in contravention of an applicable confidentiality provision.

         The Buyer shall be obligated to purchase, as part of the Acquired Assets, any Undelivered Contracts that relate solely to the sale of the Products in the ordinary course of business. With respect to any other Undelivered Contracts, the Buyer shall have the right to elect on a contract by contract basis whether each such Undelivered Contract is part of the Acquired Assets or part of the Excluded Assets.

         (m) IRVINE LEASE. The Seller will use commercially reasonable efforts to assist the Buyer with negotiating and entering into a lease of premises located at 17511 Armstrong Avenue, Irvine, California 92614, on terms reasonably acceptable to the Buyer.

         (n) ECO CONTRACT. The Seller will deliver the ECO Contract to the
Buyer.

         (o)      [Intentionally omitted.]

         (p) EVERGREEN AGREEMENT. The Seller shall make all payments due under the Evergreen Agreement prior to the Closing Date including, without limitation, the payments due with respect to the Phase 1 Completion Milestones with an anticipated achievement date of July 21, 2000 and July 28, 2000 pursuant to
Section 13 of the Evergreen Agreement.

         (q) TERRITORIES. By no later than five days prior to the Closing Date, the Seller shall deliver to the Buyer:

                  (i) a list setting forth all of the countries in which the Seller sells, or intends to sell, products produced by the Macchi Business; and

                  (ii) a list setting forth all of the countries in which the Seller will only sell the Products and will not sell any products that compete with the Products.

The countries set forth in the list produced pursuant to (ii) will be the territories in which the Seller shall act as the Buyer's exclusive distributor pursuant to the terms of the CPP Supply and Distribution Agreement.

         (r) BAXTER CONSENT AGREEMENT. The Seller will use commercially reasonable efforts to cooperate with and assist the Buyer in obtaining the executed Baxter Consent Agreement.

         (s) PRICING DILIGENCE. The Buyer shall be entitled to conduct a reasonable investigation, without requiring the Seller to incur third party or unreasonable expense, to verify the costs of the Seller which shall form the basis of the initial pricing under the terms of the CPP Supply and Distribution Agreement, the Perfusion Supply Agreement, the Edwards Supply Agreement and the Non-Exclusive License and Supply Agreement.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request. The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to (i) possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating directly to the Business; and (ii) copies of all other documents, books, records (including Tax records), agreements and financial data, as the Buyer may reasonably request that relate to the Business.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets or the Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

         (c) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with the Buyer and the Business after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

         (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use its reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (e) COVENANT NOT TO COMPETE. For a period of three years from and after the Closing Date, the Seller will not engage directly or indirectly in any business involving cardiopulmonary devices including, without limitation, oxygenators, blood reservoirs, custom tubing packs and heart lung machines for stopped-heart cardiac surgery (collectively, the "NON-COMPETE PRODUCTS"), in the United States of America, Germany, Switzerland, Italy, the United Kingdom, France, Sweden, Spain, Portugal, Greece, Denmark, Ireland, Belgium, Austria, the Netherlands, Norway, Finland, Malta or Poland (collectively, the "NON-COMPETE TERRITORY"). This Section 6(e) shall also apply to the Macchi Business except as provided in Section 7(f). This Section 6(e) shall not apply to cannulae, catheters and any products used in connection with beating heart surgery. In addition, this Section 6(e) shall not apply to the purchase by the Seller, and the subsequent sale or distribution to any customer of the Seller, of any product (the "COMPETING PRODUCT") used by the Seller or a customer of the Seller when the Seller renders perfusion services or perfusion-related inventory management services. In such instance, if the Competing Product is sold or distributed by the Seller in the Territory (as such term is defined in the Perfusion Supply Agreement), the aggregate purchase cost of such Competing Product shall be included in the purchase commitment calculation pursuant to
Section 2.1(c) of the Perfusion Supply Agreement. If, however, the Competing Product is sold or distributed by the Seller in a country outside of the Territory (as such term is defined in the Perfusion Supply Agreement), the Seller shall be required to purchase products from the Buyer that compete with the Competing Product in an amount that would comply with the Seller's purchase commitment pursuant to Section 2.1(c) of the Perfusion Supply Agreement if purchases of the Buyer's products and the Competing Products in such country were included in such purchase commitment calculations.

         (f) MACCHI BUSINESS. For a period of three years following the Closing Date, prior to seeking any buyers or strategic alliances with respect to the Macchi Business and prior to selling or otherwise divesting itself of all or part of the Macchi Business, the Seller shall provide written notice (the "DIVESTITURE NOTICE") to the Buyer of its intention to do so, and offer the Buyer a right of first negotiation with respect to the acquisition of all or part of the Macchi Business. The Buyer shall have 10 days after the receipt of the Divestiture Notice to advise the Seller in writing of the Buyer's good faith interest in acquiring all or part of the Macchi Business (the "NOTICE OF INTEREST"). Promptly after the Seller's delivery of the Notice of Interest, the Parties shall commence good faith negotiations with respect to the sale and purchase of all or part of the Macchi Business. In the event that the Seller does not receive a Notice of Interest, within the 10-day period, or the Parties are unable to reach a mutually acceptable term sheet with respect to the sale and purchase of the Macchi Business within 45 days of the delivery of the Notice of

Interest, the Seller shall be entitled to divest the Macchi Business to such person(s) and/or entity(ies) and on such terms (PROVIDED, THAT, such terms shall be no more favorable than those offered to the Buyer in the Divestiture Notice or in the course of the negotiations between the Parties) as the Seller may determine in its sole discretion.

         (g) BENTLEY. Unless otherwise authorized in the Transaction Documents, none of the Seller or its Affiliates shall use, including without limitation, using as a corporate name, trade name, trademark, service mark or domain name, the term "Bentley" in any manner likely to cause confusion with the Buyer's use of the same term.

         (h) NEW PUERTO RICO LEASE AND NEW GRANT OF TAX EXEMPTION. To the extent that the New Puerto Rico Lease has not been executed or is not in full force and effect at Closing, and/or the New Grant of Tax Exemption is not in full force and effect at Closing, (i) the Seller will continue to use commercially reasonable efforts to cooperate with and assist the Buyer in negotiating the New Puerto Rico Lease and the New Grant of Tax Exemption, and (ii) the Buyer will continue to use commercially reasonable efforts to cooperate with and assist the Seller in negotiating modifications to the Existing Grant of Tax Exemption and termination of the Existing Puerto Rico Lease.

         (i) [Reserved].

         (j) NON-SOLICITATION OF EMPLOYEES. Neither party shall solicit or make an offer of employment to, any of the other Party's employees for a period of one year following the Closing Date, PROVIDED, HOWEVER, that (i) the Buyer shall be entitled to solicit and hire the Seller's sales representative with responsibility for the Business in the Netherlands, and (ii) this restriction shall not prohibit either Party from offering employment to any person who makes an application pursuant to an advertisement placed in the public media.

         (k) METAPLUS AGREEMENT. The Seller shall make all payments due or accruing under the Metaplus Agreement during the year 2000, including any adjustment necessary to make the minimum royalty payment for the year 2000.

         (l) ECO CONTRACT. The Seller shall terminate the ECO Contract by December 31, 2001. The Seller shall pay any compensation that may be payable to ECO arising from such termination.

         (m) IRVINE LEASE. To the extent that the Irvine Lease has not been executed in full or is not in full force and effect at Closing, the Seller will continue to use commercially reasonable efforts to cooperate with and assist the Buyer in negotiating the Irvine Lease.

         (n) BAXTER CONSENT AGREEMENT. To the extent that the Baxter Consent Agreement has not been executed in full or is not in full force and effect at Closing, the Seller will continue to use commercially reasonable efforts to cooperate with and assist the Buyer in obtaining the executed Baxter Consent Agreement.

         (o) TENDER CONTRACTS. To the extent that Baxter International is a party to one or more of certain tender contracts that are the subject of the Agency Agreement, the Seller will use commercially reasonable efforts to cause Baxter International to transfer the rights and obligations of Baxter International under such contracts to the Buyer.

         7. ADDITIONAL AGREEMENTS.

         (a) EMPLOYEE MATTERS.

                  (i) OFFERS OF EMPLOYMENT. Prior to or as of the Closing, the Buyer shall offer employment to all Transferred Employees on an at-will basis. The Buyer shall not be obligated to offer employment to any person other than a Transferred Employee. To the fullest extent possible under Puerto Rico's severance pay statute, the Buyer shall have no Liability or obligation (including, but not limited to, any severance liability or obligations) for any employee involved in the Business who is not offered employment by the Buyer or who does not accept an offer of employment from the Buyer (on the terms set forth in the following sentence). Except as specifically provided herein with respect to severance benefits, the terms of employment offered by the Buyer to Transferred Employees shall, for a period of at least one (1) year following the Closing Date, be substantially comparable in the aggregate to the Seller's terms of employment with respect to the Transferred Employees determined as of the Closing Date, except that Transferred Employees at Puerto Rican operations shall be offered compensation that is comparable to the compensation paid to any such Transferred Employee by the Seller as of the Closing Date for a period of at least two (2) years following the Closing Date. Notwithstanding the foregoing, in the case of any Transferred Employee who as of the Closing Date is on an approved leave of absence for any reason other than such Transferred Employee's long term disability, the Buyer shall offer employment to such Transferred Employee only upon such Transferred Employee's return to active employment, provided that such return to active employment occurs within one (1) year from the Closing Date.

                  (ii) EMPLOYEE BENEFIT PLANS. Effective as of the Closing Date, and subject to this Section 7(a)(ii), Transferred Employees shall cease participation in the Seller's Employee Benefit Plans, in each case except to the extent that any rights under such plans shall have vested, or may vest upon fulfillment of certain conditions, in accordance with the terms contained therein; provided, however, that Transferred Employees shall be 100% vested in their account balances and/or accrued benefits under the Seller's Employee Pension Benefit Plans. Effective as of the Closing Date, Transferred Employees shall be eligible to participate in Employee Benefit Plans to be established by the Buyer for the Transferred Employees. Except as specifically provided herein with respect to severance benefits, the terms of such Employee Benefit Plans shall, for a period of no less than one (1) year from the Closing Date, be substantially comparable in the aggregate to the terms of the Employee Benefit Plans offered by the Seller to the Transferred Employees as of the Closing Date. The Seller and the Buyer shall cooperate with each other in all respects relating to any actions to be taken pursuant to this Section 7(a)(ii). In addition, copies of any employee communications to be provided to Transferred Employees by the Buyer between the date hereof and the Closing Date shall be provided to the Seller prior to distribution of such communications to any Transferred Employee. To the extent that the Buyer establishes Employee Pension Benefit Plans for Transferred Employees, such plans shall consider Transferred Employees' service with the Seller prior to the Closing Date as employment with the Buyer for purposes of eligibility and vesting, but not for purposes of benefit accrual. To the extent that the Buyer establishes Employee Welfare Benefit Plans for Transferred Employees, such plans shall waive all limitations as to preexisting conditions and all waiting or elimination periods and service requirements applicable to Transferred Employees, except to the extent preexisting conditions, limitations, waiting or elimination periods or service requirements in effect immediately prior to the Closing Date with respect to such employees under the Seller's Employee Welfare Benefit Plan(s) have not been satisfied.

                  (iii) VACATION, SICK LEAVE AND SEVERANCE BENEFITS. The Buyer will provide to the Transferred Employees for a period of three (3) months following the Closing Date a severance plan or plans with terms equivalent (such that the amount of the severance payment, exclusive of continued benefits such as medical, etc., is equal) to those set forth in the severance plans applicable to such Transferred Employees as sponsored by the Seller on the date hereof. Subsequent to the date that is three (3) months following the Closing Date, the Buyer shall for a one-year period from the Closing Date provide to the Transferred Employees a severance plan or plans with terms which are competitive to market practices for similarly situated employees in similar industries as reasonably determined by the Buyer. Any plan or policy established by the Buyer which provides for vacation, sick leave or severance benefits for the Transferred Employees shall recognize the Transferred Employees' service with the Seller determined as of the Closing Date for the purposes of determining eligibility for and entitlement to such benefits. As of the Closing Date, the Buyer shall assume the Seller's liabilities for accrued vacation benefits relating to the Transferred Employees, and in consideration therefor the Seller shall make a cash payment to the Buyer in an amount equal to the accrued vacation benefits relating to the Transferred Employees which sum shall be reserved for the benefit of the Transferred Employees and an amount equal to the accrued Christmas bonus entitlement of the Transferred Employees employed by Jostra PR.

                  (iv) CONTINUATION COVERAGE. The Seller shall retain liability for employees (and their qualified beneficiaries) receiving COBRA or other continuation coverage as of the Closing Date under the Seller's group health plans and the Seller shall retain any and all liabilities under COBRA for employees of the Business who do not become Transferred Employees.

                  (v) OFFERS OF EMPLOYMENT TO SALES PERSONS. The Buyer shall be granted access to the individuals named in Section 7(a)(v) of the Disclosure Schedule (the "SALES PERSONS") for a period expiring at midnight on July 19, 2000 for the purpose of interviewing and making each of them offers of employment. To the extent any such Sales Person is not available during such period, the Buyer shall have additional time to contact such Sales Person for the purpose of interviewing and making such Sales Person an offer of employment. The Buyer shall allow each Sales Person until July 25, 2000 to respond to an offer. The Seller shall not make any counter-offer of employment to the Sales Persons, but will be permitted to indicate to a Sales Person that should he or she decline to accept employment with the Buyer, the Seller will continue to employ him or her pursuant to his or her current employment arrangement with the Seller.

                  (vi) Effective as of the Closing Date, the Buyer shall take all action necessary and appropriate to extend coverage under a new or existing defined contribution plan ("BUYER'S DOMESTIC Plan") intended to be qualified under Section 401(a) of the Code to the Transferred Employees who have account balances under the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan ("SELLER'S 401(K) PLAN") at Closing. The Transferred Employees will be credited with service under the Buyer's Domestic Plan, for eligibility and vesting purposes, with the service credited to them under the terms of the Seller's 401(k) Plan as of the Closing Date. As soon as practicable following the Closing Date, but in no event earlier than the date on which Seller receives a letter from Buyer's counsel in the form of EXHIBIT 14, the Seller shall cause to be transferred from the trustee of the Seller's 401(k) Plan to the trustee of the Buyer's Domestic Plan, an amount equal to the aggregate account balances of the Transferred Employees under the Seller's 401(k) Plan determined as of the date of transfer in accordance with the valuation methods of the Seller's 401(k) Plan and the requirements of Section 414(l) of the Code. Such transfer shall be made entirely in cash except that promissory notes representing loans under the Seller's 401(k) Plan to Transferred Employees shall be transferred in kind. From and after the date of such transfer, the Buyer shall cause the Buyer's Domestic Plan to assume the obligations of the Seller's 401(k) Plan with respect to the benefits accrued by the Transferred Employees under the Seller's 401(k) Plan, and the Seller's 401(k) Plan shall cease to be responsible therefor. Buyer and Seller shall use commercially reasonable efforts to ensure that any loan balances outstanding under the Seller's 401(k) Plan with respect to any Transferred Employee shall be transferred to the Buyer's Savings Plan without acceleration or default.

                  (vii) Effective as of the Closing, the Buyer shall take all action necessary and appropriate to extend coverage under a new or existing defined contribution plan ("BUYER'S PUERTO RICO PLAN") intended to be qualified under Section 401(a) of the Code and under
         Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended, to the Transferred Employees who have account balances under the Edwards Lifesciences Corporation of Puerto Rico 401(k) Savings and Investment Plan ("SELLER'S PUERTO RICO PLAN") at the Closing Date. The Transferred Employees will be credited with service under the Buyer's Puerto Rico Plan, for eligibility and vesting purposes, with the service credited to them under the terms of the Seller's Puerto Rico as of the Closing Date. As soon as practicable following the Closing Date, but in no event earlier than the date that Seller receives a letter from Buyer's counsel in the form of EXHIBIT 14, the Seller shall cause to be transferred from the trustee of the Seller's Puerto Rico Plan to the trustee of the Buyer's Puerto Rico Plan, an amount equal to the aggregate account balances of the Transferred Employees under the Seller's Puerto Rico Plan determined as of the date of transfer in accordance with the valuation methods of the Seller's Puerto Rico Plan in accordance with Section 414(l) of the Code and applicable provisions of the Puerto Rico Internal Revenue Code of 1994, as amended. Such transfer shall be made entirely in cash except that promissory notes representing loans under the Seller's 401(k) Plan to Transferred Employees shall be transferred in kind. From and after the date of such transfer the Buyer shall cause the Buyer's Puerto Rico Plan to assume the obligations of the Seller's Puerto Rico Plan with respect to the benefits accrued by the Transferred Employees under the Seller's Puerto Rico Plan, and the Seller's Puerto Rico Plan shall cease to be responsible therefor. Buyer and Seller shall use their best efforts to ensure that any loan balances outstanding under the Seller's Puerto Rico Plan with respect to any Transferred Employee shall be transferred to the Buyer's Puerto Rico Plan without acceleration or default.

                  (viii) SHARED SALES. If any Sales Person becomes an employee of the Buyer, the Parties shall enter into a distribution agreement which shall provide that (A) such Sales Person will continue to sell the Seller's cannulae products for a period of one year following the Closing Date in the same territory that such Sales Person currently sells the Seller's cannulae products, (B) the Seller shall pay the Buyer a commission of 15% of net sales, and (C) the Buyer shall be prohibited from directly or indirectly selling any product that competes with the Seller's cannulae products in the sales territory of any Sales Person who accepts employment with the Buyer for a period of two years from the Closing Date. If any Sales Person remains an employee of the Seller, (A) the Seller shall act as the Buyer's agent with respect to the distribution of the Products in the sales territory of any such Sales Person for a period of one year following the Closing Date, and (B) the Buyer shall pay the Seller a commission of 15% of net sales. The Parties agree that if a distribution or agency relationship as described above becomes necessary, the Parties shall negotiate in good faith the terms of a distribution or agency agreement, as applicable, to be entered into by the Parties at the Closing Date.

         (b) RELOCATION OF ACQUIRED ASSETS. The Seller shall be responsible for ensuring that all of the Acquired Assets in Puerto Rico are relocated, if necessary as determined by the Buyer, to the Puerto Rico Plant within six months of the Closing Date, pursuant to the terms of the Transition Services Agreement. The Seller shall be responsible for all of the costs and expenses incurred in connection with any relocation and requalification of such Acquired Assets in accordance with the terms of the Transition Services Agreement.

         (c) NEGOTIATION OF PLEXUS AND MEMBRANA AGREEMENTS. The Seller shall consult with the Buyer with respect to the negotiation and terms of the Plexus and Membrana Agreements and the Seller shall make such changes or modifications to such agreements as may be mutually agreed upon.

         (d) WARN. The Buyer shall comply with all notice and other requirements arising after the Closing Date under the Workers Adjustment and Retaining Notification Act ("WARN") and any similar state, local, or foreign country statute with respect to Transferred Employees. The Seller shall comply with all notice and any other requirements under WARN and any similar state, local, or foreign country statute with respect to employees of the Business who either are not offered employment with Buyer or who decline offers of employment with the Buyer as well as all other employees of the Seller.

         (e) MISTAKE. If, as a result of mistake or oversight, any asset which is related to the Business and used or held for use primarily in the conduct of the Business is not transferred to the Buyer, or any asset which is not used or held for use primarily in the conduct of the Business is transferred to the Buyer, the Parties shall negotiate in good faith to determine whether such asset should be conveyed, or reconveyed, to the Buyer or to the Seller, as the case may be, and/or the terms and conditions upon which such asset shall be conveyed or reconveyed to the Seller or the Buyer, as the case may be. The Buyer and the Seller acknowledge and agree that the terms and conditions upon which any such assets are conveyed or reconveyed as provided in this Section 7(e) shall be consistent with the terms of this Agreement and the Transaction Documents and that it is not intended for either Party to pay or receive any additional consideration for any such transfer.

         (f) GERMAN OPERATIONS. The Seller shall cease selling Macchi products for distribution in Germany no later than December 31, 2001. The Buyer acknowledges that it will not be entitled to any compensation from the Seller relating to Macchi sales in Germany between the Closing Date and December 31, 2001.

         (g) SHARED AGREEMENTS. The Seller shall use commercially reasonable efforts to assist the Buyer in obtaining the benefit of the Shared Agreements as they relate to the Business. Such efforts shall include negotiating with the other party to the Shared Agreements to obtain a contract on identical terms (so far as such terms relate to the Business) between the Buyer and the other party, to be effective as of the Closing Date. If the Buyer is unable to obtain such new contracts prior to the Closing Date, the Seller shall act as the agent of the Buyer under the applicable Shared Agreement, to the extent the Seller can do so without breaching the applicable Shared Agreement, until such time as the Shared Agreement expires or until a new contract is obtained. The Parties agree that if the agency relationship described in the preceding sentence becomes necessary, the Parties shall enter into an agency agreement which shall include, among other terms, (i) that any monies received by the Seller pursuant to the terms of the Shared Agreements will be delivered to the Buyer within 10 days of receipt by the Seller, (ii) the Buyer bears the credit risk of all sales and any costs associated with freight, insurance and distribution fees, and (iii) the Seller shall not receive any compensation, other than any fees described in the Transition Services Agreement for the provision of its services under the agency agreement. If any of the Seller's current distributors and agents in Europe become entitled to any compensation as a result of the termination of the Seller's existing relationship with such distributors and agents, the Parties shall share the costs of such termination equally. For purposes of providing a framework for the parties good faith negotiations with respect to any such agency agreement, the Agency Agreement shall be considered a reasonable basis for the Parties to begin such negotiation, it being understood that, the Seller shall bear all costs and expenses associated with such agency relationship. Notwithstanding the foregoing, any additional costs or expenses that the Buyer incurs as a result of pursuing any amendment, modification, or consent to any Shared Agreement or relating to any agency relationship provided by the Buyer to the Seller or by the Seller to the Buyer under any of the Shared Agreements shall be the sole obligation of the Seller. Such costs and expenses shall be paid by the Seller within 60 days of receipt by the Seller of documentation reasonably detailing such costs and expenses or as the Buyer and the Seller shall otherwise agree.

         (h) TITLE TO INTELLECTUAL PROPERTY. Prior to the Closing Date, the Seller shall file, with the appropriate government agency, documents sufficient to correct any title deficiency existing in any registered Intellectual Property currently used in the Business, including without limitation the Intellectual Property scheduled on Section 3(j)(iii) of the Disclosure Schedule. Upon request of the Buyer, the Seller shall promptly provide the Buyer copies of all such documentation.

         (i) SALES OF CANNULAE. The Buyer shall be prohibited for a period of two years from the Closing Date from directly or indirectly selling any product that competes with the Seller's cannulae products in any Sales Territory.

         (j) LICENSE-BACK TO THE SELLER OF THE SHARED INTELLECTUAL PROPERTY.

                  (i) GRANT OF LICENSE. The Buyer hereby grants, and the Seller hereby accepts, a perpetual, nonexclusive, fully-paid-up, worldwide right and license to use and otherwise practice under the Shared Intellectual Property. It is understood that the license granted in this Section 7(j) is limited to the extent that the Seller may continue to use the Shared Intellectual Property only to the extent that the Seller used the Shared Intellectual Property, other than in connection with the Business, prior to the Closing Date.

                  (ii) OWNERSHIP OF SHARED INTELLECTUAL PROPERTY. The Seller acknowledges that, subject to the foregoing license, the Buyer is the sole and exclusive owner of all right, title and interest in and to the Shared Intellectual Property. The Seller agrees that it will do nothing inconsistent with the Buyer's ownership of, or rights in, the Shared Intellectual Property. Notwithstanding the foregoing, the Seller shall have the right to disclose the Shared Intellectual Property to third-party contract manufacturers in connection with the Seller's business, provided that such third-party contract manufacturers agree to be bound by obligations of confidentiality consistent with Section 6(d) above. The Buyer will not allow any registration or other protection of the Shared Intellectual Property to lapse without giving the Seller one month's prior written notice. Upon the Seller's receipt of such notice, (i) the Seller shall have the right, but not the obligation, to take steps (at the Seller's expense and in the Seller's name, if necessary) to prevent such lapse, and (ii) the Buyer shall cooperate with the Seller (at the Seller's request and at the Seller's expense) to assign to the Seller such Shared Intellectual Property.

                  (iii) MARKING AND NOTICES. The Seller shall take all reasonable steps to ensure that any products that are made (by the Seller or a third party manufacturer), imported, offered for sale, sold or distributed by the Seller pursuant to the license granted by the Buyer in this Section 7(j) shall bear a legal or proprietary rights notice in such form as may be reasonably requested by and to the extent directed by the Buyer from time to time.

                  (iv) TERMINATION OF LICENSE. The license granted pursuant this
         Section 7(j) may be terminated by the Buyer only if the Seller is in breach or default of a material term of this Section 7(j) and such breach or default continues for 60 days after written notice from the Buyer to the Seller. Any such termination of the license shall be solely with respect to the Shared Intellectual Property that is the subject of such uncured breach. Upon the termination of this license, the Seller agrees to immediately cease using the Shared Intellectual Property.

                  (v) DIVESTITURE. If the Seller sells, assigns, transfers or otherwise divests itself of ownership of any business unit or product line that uses or is manufactured under the Shared Intellectual Property, the license granted in this Section 7(j) may be assigned without payment of additional consideration, but only with respect to such business unit or product line and subject to the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

         (k) REMOVAL OF INVENTORY. Buyer has confirmed to the Seller that it will be in a position to take over the European operations of the Business, remove all Inventory from all of the European warehousing facilities where Inventory is stored by Seller, and process orders for Products by the Closing Date, and Buyer shall satisfy the foregoing requirements by the Closing Date. If Buyer will be unable to achieve such relocation and assumption of the European operations of the Business by the Closing Date, the Seller will continue to process orders for the Products until October 1, 2000 and the Buyer shall pay the Seller a commission of 5% of net sales for all orders actually shipped between the Closing Date and October 1, 2000.

         8. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3 above that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date; the representations and warranties set forth in Section 3 above that are qualified as to materiality shall be true and correct at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Seller shall have procured and delivered to the Buyer all of the material third party consents specified in Section 5(b) above and all of the Landlord Agreements specified in Section 5(i) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement and the Transaction Documents, (B) cause any of the transactions contemplated by this Agreement and the Transaction Documents to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets, or to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
         Section 8(a)(i)-(iv) is satisfied in all respects;

                  (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and
         Section 4(c) above;

                  (vii) the Seller shall have executed and delivered to the Buyer the Transaction Documents;

                  (viii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in EXHIBIT 12 attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (ix) the Buyer shall have received from PRIDCO either (i) the executed New Puerto Rico Lease or (ii) written confirmation that PRIDCO will endorse the issuance of the New Puerto Rico Lease on terms at least as favorable as those contained in the Existing Puerto Rico Lease and in form and substance reasonably acceptable to the Buyer;

                  (x) the Buyer shall have received written confirmation from PRIDCO and the Puerto Rico Treasury Department that each such agency will endorse the issuance of the New Grant of Tax Exemption providing the Buyer with tax exemption benefits at least as favorable as those offered pursuant to the Existing Grant of Tax Exemption and under terms and conditions reasonably acceptable to the Buyer;

                  (xi) the Buyer shall have received the executed Baxter Consent Agreement; and

                  (xii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 above that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date. The representations and warranties set forth in Section 4 above that are qualified as to materiality shall be true and correct at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement and the Transaction Documents or (B) cause any of the transactions contemplated by this Agreement and the Transaction Documents to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

                  (v) the Seller shall have received the Initial Purchase Price;

                  (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and
         Section 4(c) above;

                  (vii) the Buyer shall have executed and delivered to the Seller the Transaction Documents;

                  (viii) the Buyer shall have delivered to the Seller the Bank Guaranty in a form reasonably acceptable to the Seller.

                  (ix) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in EXHIBIT 13 attached hereto, addressed to the Seller, and dated as of the Closing Date;

                  (x) the Seller shall have received written confirmation from PRIDCO and the Puerto Rico Department of the Treasury that each such agency will endorse an amendment to the Existing Grant of Tax Exemption to reduce the requirements the Seller is obligated to meet in order to enjoy the tax benefits offered to the Seller pursuant to the Existing Grant of Tax Exemption, such reductions to be comparable to the obligations imposed in the New Grant of Tax Exemption issued to the Buyer with respect to those requirements; and

                  (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

         9. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All of the representations and warranties of the Seller contained in this Agreement (except those representations and warranties of the Seller specifically referred to below), and all the representation and warranty of the Buyer contained in Section 4(f) shall survive the Closing and continue in full force and effect for a period of 18 months thereafter. Notwithstanding the foregoing, all of the representations and warranties of the Seller contained in
Section 3(a)-(e) and Section 3(h), (j), (p), (r), (s), (t) and (v) of this Agreement and of the Buyer contained in Section 4(a)-(e) of this Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). As to any matter or claim which is based upon fraud by the indemnifying Party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No Party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; PROVIDED, HOWEVER, if a claim or notice is given under this
Section 9 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the Parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the Parties.

         (b) INDEMNIFICATION.

                  (i) Subject to the limits set forth in this Section 9, the Seller and its successors and assigns, shall indemnify, defend, reimburse and hold harmless the Buyer and its successors and assigns and their officers, directors, employees and agents, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such Indemnitee, arising out of or in connection with any of the following:

                           (1) the operations of the Business and the ownership
                  or operation of the Acquired Assets at any time before the Closing;

                           (2) any untruth or inaccuracy of any representation,
                  warranty or certification made by the Seller in this Agreement;

                           (3) the breach of any covenant, agreement or
                  obligation of the Seller contained in this Agreement; and

                           (4) any Liabilities of the Seller including, without
                  limitation,

                                    (A) any Liability of the Seller that becomes
                           a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law;

                                    (B) any and all employment-related Liability
                           of the Seller including, but not limited to, any Liability identified in Section 7(a) and any severance liabilities relating to any employee or any Transferred Employee who chooses not to accept an offer of employment from the Buyer;

                                    (C) any violations of or liabilities arising
                           under Environmental, Health, and Safety Requirements of the Seller, including without limitation any obligations for environmental site investigation or cleanup, with respect to the past or current properties, facilities or operations of the Seller used in connection with the Business, whether or not constituting a breach of any representation or warranty hereunder and whether or not disclosed to the Buyer prior to the Closing Date (whether in the Disclosure Schedule or otherwise) or identified by the Buyer or its agents or representatives prior to the Closing Date, to the extent such violations or liabilities arise from or relate to (i) the operations of the Seller or the Business prior to the Closing Date (including without limitation any transportation, disposal or release of Hazardous Substances at any facility or location) or (ii) the disposal or release of Hazardous Substances prior to the Closing Date;

                                    (D) any and all products liability-related
                           Liability of the Seller; and

                                    (E) any and all Tax-related Liability of the
                           Seller, including any Liability of the Seller for the unpaid Taxes of any Person (other than the Seller) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (ii) Subject to the limits set forth in this Section 9, the Buyer and its successors and assigns, shall indemnify, defend, reimburse and hold harmless the Seller and its successors and assigns and their officers, directors, employees and agents from and against any and all Losses reasonably incurred by any such indemnitee arising out of or in connection with any of the following:

                           (1) the ownership and operation of the Acquired
                  Assets and the Business after the Closing, except Losses arising as a result of successor liability or as a result of performance obligations arising after Closing which relate to the action or inaction of the Seller prior to Closing;

                           (2) any untruth or inaccuracy of any representation,
                  warranty or certification made by the Buyer in this Agreement;

                           (3) the breach of any covenant, agreement or
                  obligation of the Buyer contained in this Agreement;

                           (4) any and all products liability-related liability
                  of the Buyer arising after the Closing Date; and

                           (5) any and all Tax-related liability of the Buyer
                  arising after the Closing Date.

                  (iii) Neither Party shall have any obligation to indemnify the other Party from and against any Losses resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the indemnifying Party until the other Party has suffered Losses by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point the other Party will be obligated to indemnify the other Party from and against all such Losses in excess of such aggregate threshold. The maximum aggregate liability of either Party to the other Party, for Losses resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the indemnifying Party arising under this Agreement shall be $5,000,000. No Party shall be entitled to indemnification under this Section 9 for Losses directly or indirectly caused by a breach by such Party of any representation, warranty, covenant, or other agreement set forth in this Agreement or any duty to the other Party.

         (c) INDEMNIFICATION PROCEDURE.

                  (i) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

                  (ii) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; PROVIDED, HOWEVER, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee, and PROVIDED, THAT, such settlement would not establish precedential custom or practice adverse to the continuing business interests of the Indemnitee. If the settlement does not include such a release, or has such an adverse impact, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

                  (iii) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 9(c)(ii), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

         (d) PAYMENT. All payments owing under this Section 9 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 9(c)(ii) or proceeds with separate counsel in accordance with Section 9(c)(iii), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

         (e) DETERMINATION OF LOSSES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Losses for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

         (f) EXCLUSIVE REMEDY. Except for fraud and intentional misrepresentation, and except for equitable remedies, including injunctive relief, the parties hereto hereby acknowledge and agree that the sole and exclusive remedy of any Indemnitee from and after the Closing with respect to Losses and any and all claims for any breach or liability arising under, or in connection with, this Agreement or any of the agreements ancillary hereto, or otherwise relating to the subject matter of this Agreement, and the transactions contemplated hereby and thereby, shall be solely in accordance with, and limited by, the indemnification provisions set forth in this Section 9. In furtherance of the foregoing, the Parties hereby waive on their own behalf and on behalf of each other applicable Indemnitee, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or they have or may have against the other Party, as the case may be, arising under or based upon any federal, state or local law, rule or regulation (including without limitation, (i) any such rights, claims or causes of action arising under or based upon common law or otherwise and (ii) any and all claims for Losses or contribution arising under any environmental law).

         10. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing; and

                  (ii) either Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing (A) in the event the other Party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the terminating Party has notified the other Party of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 2000, by reason of the failure of any condition precedent under Section 8(a) or Section 8(b) hereof, as applicable (unless the failure results primarily from the terminating Party itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

         (c) DEPOSIT.

                  (i) If the Buyer terminates this Agreement for any of the reasons set forth in this Section 10(c)(i), the Seller shall repay to the Buyer the Deposit (plus interest from October 31, 2000 through and including the date of repayment at a rate of 3% per annum) (such total, the "REPAYMENT AMOUNT"):

                           (A) in the event the Seller has breached any material
                  representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                           (B) if the Closing shall not have occurred on or
                  before October 31, 2000 by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (ii) If the Buyer terminates this Agreement for reasons other than those set forth in Section 10(c)(i), the Seller shall be entitled to retain the Deposit.

         11. MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making the disclosure).

         (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that either Party may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Party hereto nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile or telecopy shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by internationally and nationally recognized air courier service or by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by internationally or nationally recognized air courier service, when delivered at the address specified in this
Section 11(g) (or in accordance with the latest unrevoked written direction from such party) or (ii) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section 11(g) (or in accordance with the latest unrevoked written direction from such party), PROVIDED, THAT, appropriate confirmation is received and that any such facsimile is promptly followed by delivery of written notice delivered by hand or by internationally or nationally recognized air courier service.

         IF TO THE SELLER:                   COPY TO:
         -----------------                   --------
         c/o Edwards Lifesciences LLC        Gibson Dunn & Crutcher LLP
         One Edwards Way                     Jamboree Center
         Irvine, California 92614            4 Park Plaza
         Fax: (949) 250-6850                 Irvine, California 92614-8557
         Attention: General Counsel          Fax: (949) 451-4220
                                             Attention: Thomas D. Magill, Esq.

         IF TO THE BUYER:                        COPY TO:
         ----------------                        --------
         c/o Jostra AG                           Kirkland & Ellis
         Hechinger Strasse 38                    777 South Figueroa Street
         72145 Hirrlingen, Germany               Los Angeles, California 90017
         Fax:  (0049) 7478-921-142               Fax: (213) 680-8500
         Attention: Chief Executive Officer      Attention: Eva H. Davis, Esq.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. All references herein to the "Seller" or the "Buyer" shall include each entity that is collectively defined as such in the introduction to this Agreement and each such entity shall be jointly and severally liable hereunder for all of the other entities that comprise the "Seller" or the "Buyer", respectively. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity by reference to the specific Section or sub-section number hereof.

         (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(o) below), in addition to any other remedy to which it may be entitled, at law or in equity.

         (o) ARBITRATION.

                  (i) GENERAL. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 11(o), which shall be the sole and exclusive procedures for the resolution of any such disputes.

                  (ii) ESCALATION. The parties will attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 20 days after delivery of the notifying party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (iii) ARBITRATION. Any dispute arising out of or relating to this Agreement or its execution, interpretation and performance (including the validity, scope and enforceability of this arbitration provision) which has not been resolved by the specified non-binding procedure within 90 days of the initiation of the date of delivery of notice shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules, as supplemented by the Supplemented Procedures for Large Complex Disputes of the American Arbitration Association ("AAA") then in effect, by one independent and impartial arbitrator who shall be selected, jointly by the Parties. Failing such agreement, the Parties shall each select an arbitrator who shall mutually select a third independent and impartial arbitrator who shall be the sole arbitrator of any such dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York, and shall be determined by the party that initiated the dispute resolution process. The arbitrator may award attorneys' fees in his or her discretion.

                  (iv) PROCEDURES. The parties may request limited discovery in accordance with the Federal Rules of Civil Procedure for a period of 120 days after the initiation of the arbitration process. All issues regarding compliance with discovery requests shall be decided by the arbitrator pursuant to the Federal Rules of Civil Procedure. The parties agree that the recipient of a discovery request shall have 10 days after the receipt of such request to object to any or all portions of such request and shall respond to any portions of such request not so objected within 30 days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections The objecting party shall ensure that all objections and responses are received by the other party within the above time periods; failure to comply with the specified time period shall be addressed as set forth in Federal Rules of Civil Procedure 37. Any party seeking to compel discovery following receipt of an objection shall file with the other party and the arbitrator a motion to compel, including a copy of the initial request and the objection. The arbitrator shall allow 10 days for the responses to the motion to compel before ruling. Claims of privilege and other objections shall be determined as they would be in United States federal court in a case applying New York law. The arbitrator may grant or deny the motion to compel, in whole or in part, concluding that the discovery request is or is not appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The statute of limitations of the State of New York applicable to the commencement of a lawsuit shall apply to the date of initial written notification of a dispute and shall be extended until commencement of arbitration if all interim deadlines have been complied with by the notifying party.

                  (v) INJUNCTIVE RELIEF. Nothing contained in this Section 11(o) shall prevent either party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either party's right to assert any claim or defense.

         (p) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         (q) ATTORNEYS' FEES. If the Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Seller or any of its Affiliates successors or assigns, or if the Seller or any of its Affiliates successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Buyer or any of its Affiliates, successors, or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

         For the purposes of this Section 11(q), attorneys' fees shall include, without limitation, fees incurred in the following: (i) postjudgment motions and collection actions; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examinations; (iv) discovery; and (iv) bankruptcy litigation.

         For purposes of this Section 11(q), "prevailing party" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Asset Purchase Agreement as of the date first written above.


                                       JOSTRA BENTLEY CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Egon Wiest
                                           -------------------------------
                                           Name: Egon Wiest
                                           Title: President


                                       JOSTRA BENTLEY INC.,
                                       a Puerto Rico corporation


                                       By: /s/ Christian Palme
                                           -------------------------------
                                           Name: Christian Palme
                                           Title: President


                                       EDWARDS LIFESCIENCES LLC,
                                       a Delaware limited liability company


                                       By: /s/ David Adelman
                                           -------------------------------
                                           Name: David Adelman
                                           Title: Attorney-in-fact

                                       EDWARDS LIFESCIENCES
                                       CORPORATION,
                                       a Delaware corporation


                                       By: /s/ David Adelman
                                           -------------------------------
                                           Name: David Adelman
                                           Title: Attorney-in-fact


                                      S-1